EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports Fourth Quarter and Full Year 2007 Results

- Fourth Quarter Revenue Growth 16% -

- IVIS Imaging Systems Cross 500th Placement Milestone -

HOPKINTON, Mass., February 26, 2008 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of tools and services for drug discovery and life sciences research, today reported its fourth quarter and full year financial results for 2007. Fourth quarter revenues were $40.3 million, an increase of 16% from $34.7 million in the same period in 2006. Net loss for the quarter was $5.7 million ($0.12 per share), compared to a net loss of $8.9 million ($0.19 per share) in the same quarter of 2006. Full year 2007 revenues were $140.7 million, up 30% from $107.9 million in 2006. Net loss for the full year was $24.1 million ($0.51 per share), compared to a net loss of $28.9 million ($0.75 per share) in 2006.  Caliper attributed its fourth quarter revenue growth to strong performance by its IVIS imaging and its microfluidics products, and attributed its $3.2 million fourth quarter reduction in net loss primarily to product and service gross margin improvements.

Highlights in the quarter include:

•                  Product revenue increased 19% in comparison with the fourth quarter of 2006. IVIS molecular imaging systems achieved a new record with 44% revenue growth and 51 unit placements increasing the installed unit base to 537 systems. Significantly, the company saw an increase in use of IVIS systems in new therapeutic areas beyond oncology, including central nervous system (CNS) disorders, infectious and metabolic disease, and inflammation. Microfluidics instrument revenue recorded 26% revenue growth led by demand for the new EZ Reader products which are used primarily in kinase screening. Automation instrument revenue for the quarter was level with the fourth quarter of 2006.

•                  Service revenue grew 18% in comparison with the fourth quarter of 2006. Caliper Discovery and Alliances Services (“CDAS”) posted strong 29% growth reflecting the new EPA ToxCast contract awarded in the second quarter of 2007, plus expanded in vivo phenotyping business with pharmaceutical companies. Instrument maintenance and other services posted high single digit growth.

•                  Combined product and service gross margins improved to 42% versus the fourth quarter of 2006. The gain of over 270 basis points in gross margins compared to the fourth quarter of 2006 reflected increased volumes, as well as savings from raw materials sourcing initiatives.

•                  Operating expenses (R&D plus SG&A) increased by $1.2 million from the fourth quarter of 2006. This was primarily due to costs associated with ongoing litigation.

•                  Positive operating cashflow was generated in the quarter, and Caliper ended the period with $19.0 million in cash and marketable securities.

“In the fourth quarter of 2007, we achieved strong revenue performance in all of our key growth drivers: the IVIS Spectrum imaging instrument, the microfluidics-based EZ Reader instrument and the associated ProfilerPro product line of reagents, the Zephyr desktop liquid handler, and CDAS in vitro and in vivo services.  This evidence of market support reinforces our belief that our products and services are well positioned for double digit revenue growth in 2008,” said Kevin Hrusovsky, president and CEO of Caliper. “Our bottom line reflects a continuing trend of improvement, particularly in product gross margins which gained over 500 basis points in 2007 compared with 2006. There is room to do more. We have 2008 initiatives in place to better manage manufacturing materials and inventory, as well as improve the efficiency of our operating expense spending.”

2008 GAAP Guidance

Caliper reported that its revenue outlook for the first quarter of 2008 is $26.5 to $29.5 million and its revenue outlook for the full year 2008 is $142 to $148 million. Caliper’s revenue outlook encompasses combined product and service revenue for the first quarter of 2008 of $24 to $27 million and for the full year 2008 of $132 to $138 million, representing 5.4% and 12% product and service revenue growth at the midpoint of the respective ranges.

Adjusted Results

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related revenue adjustments and expenses, such as amortization of intangibles and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

In the fourth quarter of 2007, Caliper reported adjusted revenue of $40.3 million, an increase of 13% over the fourth quarter of 2006, and an adjusted net loss of $2.0 million ($0.04 per share), in comparison with an adjusted net loss of $2.4 million ($0.05 per share) in the fourth quarter of 2006. For the full year 2007, Caliper reported adjusted revenue of $141.7 million, an increase of 29% over 2006, and an adjusted net loss of $7.9 million or ($0.17) per share in comparison with an adjusted net loss of $10.0 million or ($0.26) per share in 2006.

Caliper will discuss its fourth quarter and full year results in a conference call to be held today, February 26 at 9:00 a.m. EST. To participate in the call, please dial 888-713-4215 five to ten minutes prior to the call and use the participant passcode 54563865. International callers can access the call by dialing 617-213-4867 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PKKMX3XKF.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the first quarter of 2008.

Telephone replays of the conference call will be available approximately two hours after the completion of the call on February 26 until March 4, 2008. To access a telephone playback of the proceedings, dial 888-286-8010 and use the participant passcode 19800700. International callers can access the playback by dialing 617-801-6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently.  Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translating those results into cures for human disease.  Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expected financial results for the first quarter ending March 31, 2008 and for fiscal year 2008, Caliper’s beliefs regarding the future growth rate performance of its IVIS imaging products, the strong revenue growth potential of Caliper’s microfluidics products, and the effect of the EPA ToxCast contract on future revenues and margins, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including the risks that unexpected difficulties may be encountered in gaining wider commercial adoption of Caliper’s new products, that the EPA may not expand the screening of compounds under the ToxCast contract as much or as rapidly as expected by Caliper, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2006. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, Xenogen, IVIS and LabChip are registered trademarks, and Spectrum, Zephyr, EZ Reader and ProfilerPro are trademarks, of Caliper Life Sciences, Inc. or its subsidiaries.

Contacts:	Media:
Thomas Higgins	Stacey Holifield or Melissa Bruno
Chief Financial Officer	Schwartz Communications
508.497.2809	781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Product revenue	$28,175	$23,739	$82,961	$69,248
Service revenue	9,513	8,088	37,557	24,454
License fees and contract revenue	2,568	2,893	20,189	14,169

Total revenue	40,256	34,720	140,707	107,871

Costs and expenses:
Cost of product revenue	15,961	14,029	49,760	45,459
Cost of service revenue	5,756	5,184	22,357	14,917
Cost of license revenue	277	146	2,515	219
Research and development	5,702	6,542	24,791	24,591
Selling, general and administrative	15,642	13,630	54,954	43,570
Amortization of intangible assets	2,514	4,314	10,106	8,842
Restructuring charges, net	22	161	52	258

Total costs and expenses	45,874	44,006	164,535	137,856

Operating loss	(5,618)	(9,286)	(23,828)	(29,985)
Interest income (expense), net	(226)	8	(547)	478
Other income (expense), net	213	90	579	469
Benefit (provision) for income taxes	(103)	301	(284)	104

Net loss	$(5,734)	$(8,887)	$(24,080)	$(28,934)

Net loss per share, basic and diluted	$(0.12)	$(0.19)	$(0.51)	$(0.75)
Shares used in computing net loss per common share, basic and diluted	47,561	46,652	47,301	38,743

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2007	2006
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$15,709	$11,634
Marketable securities	3,246	13,303
Accounts receivable, net	30,248	30,822
Inventories	19,572	18,758
Other current assets	2,353	2,273

Total current assets	71,128	76,790
Property and equipment, net	11,477	13,182
Intangible assets, net	42,862	52,806
Goodwill	80,836	80,776
Other assets	1,626	1,499

Total assets	$207,929	$225,053

Liabilities and stockholders’ equity
Current liabilities	~~$~~ 45,391	~~$~~ 49,938
Loans payable and other long-term obligations	21,352	17,706
Stockholders’ equity	141,186	157,409

Total liabilities and stockholders’ equity	$207,929	$225,053

Note (1): Derived from audited financial statements for the year ended December 31, 2006.

CALIPER LIFE SCIENCES, INC.

ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	December 31, 2007					December 31, 2006
		Reported	Stock-based Comp	Other Adjustments	Adjusted (1)	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)

Revenues:
Product revenue	(4)	$28,175	$—	$—	$28,175	$23,739	$—	$—	$23,739
Service revenue		9,513	—	—	9,513	8,088	—	—	8,088
License fees and contract revenue	(4)	2,568	—	20	2,588	2,893	—	1,017	3,910

Total revenues		40,256	—	20	40,276	34,720	—	1,017	35,737

Cost and Expenses:
Cost of product revenue	(2), (4)	15,961	(93)	—	15,868	14,029	(133)	—	13,896
Cost of service revenue	(2)	5,756	(22)	—	5,734	5,184	(40)	—	5,144
Cost of license revenue	(4)	277	—	—	277	146	—	95	241
Research and development	(2)	5,702	(212)	—	5,490	6,542	(252)	—	6,290
Selling, general and administrative	(2)	15,642	(865)	—	14,777	13,630	(1,068)	—	12,562
Amortization of intangible assets	(3)	2,514	—	(2,514)	—	4,314	—	(4,314)	—
Restructuring charges	(3)	22	—	(22)	—	161	—	(161)	—

Total costs and expenses		45,874	(1,192)	(2,536)	42,146	44,006	(1,493)	(4,380)	38,133

Operating loss		(5,618)	1,192	2,556	(1,870)	(9,286)	1,493	5,397	(2,396)
Interest income (expense), net		(226)	—	—	(226)	8	—	—	8
Other income, net		213	—	—	213	90	—	—	90
Benefit (provision) for income taxes	(6)	(103)	—	—	(103)	301	—	(386)	(85)

Net income (loss)		$(5,734)	$1,192	$2,556	$(1,986)	$(8,887)	$1,493	$5,011	$(2,383)

Net income (loss) per share — basic and diluted		$(0.12)			$(0.04)	$(0.19)			$(0.05)

Shares used in computing net loss per share — basic and diluted		47,561			47,561	46,652			46,652

See accompanying Notes to Adjusted Consolidated Statements of Operations

CALIPER LIFE SCIENCES, INC.

ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

		Year Ended
		December 31, 2007				December 31, 2006
		Reported	Stock-based Comp	Other Adjustments	Adjusted (1)	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)
Revenues:
Product revenue	(4)	$82,961	$—	$—	$82,961	$69,248	$—	$273	$69,521
Service revenue		37,557	—	—	37,557	24,454	—	—	24,454
License fees and contract revenue	(4)	20,189	—	1,037	21,226	14,169	—	1,603	15,772

Total revenues		140,707	—	1,037	141,744	107,871	—	1,876	109,747

Cost and Expenses:
Cost of product revenue	(2), (4)	49,760	(422)	—	49,338	45,459	(506)	9	44,962
Cost of service revenue	(2)	22,357	(121)	—	22,236	14,917	(151)	—	14,766
Cost of license revenue	(4)	2,515	—	138	2,653	219	—	149	368
Research and development	(2), (5)	24,791	(836)	—	23,955	24,591	(975)	(2,898)	20,718
Selling, general and administrative	(2)	54,954	(3,783)	—	51,171	43,570	(3,938)	—	39,632
Amortization of intangible assets	(3)	10,106	—	(10,106)	—	8,842	—	(8,842)	—
Restructuring charges	(3)	52	—	(52)	—	258	—	(258)	—

Total costs and expenses		164,535	(5,162)	(10,020)	149,353	137,856	(5,570)	(11,840)	120,446

Operating loss		(23,828)	5,162	11,057	(7,609)	(29,985)	5,570	13,716	(10,699)
Interest income, net		(547)	—	—	(547)	478	—	—	478
Other income, net		579	—	—	579	469	—	—	469
Provision for income taxes	(6)	(284)	—	—	(284)	104	—	(386)	(282)

Net income (loss)		$(24,080)	$5,162	$11,057	$(7,861)	$(28,934)	$5,570	$13,330	$(10,034)

Net income (loss) per share — basic and diluted		$(0.51)			$(0.17)	$(0.75)			$(0.26)

Shares used in computing net loss per share — basic and diluted		47,301			47,301	38,743			38,743

Notes to Adjusted Consolidated Statements of Operations

(1)          To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Management believes that comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that management believes are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. The adjusted measures exclude:

a)              Expense associated with the amortization of acquisition-related intangible assets, impairment of acquired intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)             Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)              Restructuring expense related reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the Company’s normal operating costs.

d)             The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R on January 1, 2006, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of stock-related awards expensing.  The Company believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to previous periods or to its peers, and do not provide meaningful insight into the Company’s ongoing operations.

(2)          Adjustment represents stock-based compensation expense.

(3)          Adjustment represents intangible asset amortization and impairment charges and restructuring activities related to business combinations.

(4)          Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis, however, due to the fact they relate to purchase accounting, they have been added back on an Adjusted basis.

(5)          Adjustment represents in-process research and development charge related to the Xenogen acquisition.

(6)          Adjustment represents tax effect of intangible asset impairment charges.